EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112419), Form S-4 (No. 333-113261), and Forms S-8 (No. 333-82407, No. 333-71110 and No. 333-100600) of Elizabeth Arden, Inc. of our report dated March 4, 2004, except as to the second paragraph of Note 12 as to which the date is March 30, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

April 8, 2004